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                                                                     Exhibit 4.1

                            CERTIFICATE OF TRUST OF
                           MOTOROLA CAPITAL TRUST I

          THIS Certificate of Trust of Motorola Capital Trust I (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C (S) 3801 et seq.) (the "Act").

          1.  Name.  The name of the Trust is Motorola Capital Trust I.

          2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are First Union Trust Company, National Association, 920 King Street, 1st Floor, Wilmington, Delaware 19801-7475, Attn:
Corporate Trust Group.

          3. Effective Date. This Certificate of Trust shall be effective on January 19, 1999.

          IN WITNESS WHEREOF, the undersigned have duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                                     FIRST UNION TRUST COMPANY
                                     NATIONAL ASSOCIATION, as Trustee

                                     By: /s/ EDWARD L. TRUITT, JR.
                                        ---------------------------
                                     Name:   EDWARD L. TRUITT, JR.
                                     Title:     VICE PRESIDENT

                                     /s/ CARL F. KOENEMANN
                                     ------------------------------
                                     CARL F. KOENEMANN, as Trustee

                                     /s/ GARTH L. MILNE
                                     ------------------------------
                                     GARTH L. MILNE, as Trustee


                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 08:30 AM 01/19/1999
                                                          991020519 - 2994024



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